NEWS RELEASE
The  Investor  Relations  Group
Investor  Contact:
Dian  Griesel/Tom  Caden/Erika  Moran
Media  Contact:
Mike  Graff
(212)  825-3210



                     SPACEDEV REPORTS YEAR-END 2005 RESULTS
                  Twelfth Consecutive Quarter of Revenue Growth

POWAY, CA - MARCH 28, 2006 - SpaceDev, Inc. (OTCBB: SPDV) reported its financial results for the year ended December 31, 2005. The Company recorded its twelfth consecutive quarter of revenue growth and eighth consecutive quarter of operating profit.

For the fiscal year ended December 31, 2005, SpaceDev's revenue was approximately $9.0 million, an increase of 84% compared to approximately $4.9 million for 2004. The increase in revenue was due primarily to successful execution and performance under the Company's contract with the Missile Defense Agency and other smaller government contracts.

"With a lot of hard work and dedication from the SpaceDev team, we achieved many technical and financial targets for fiscal 2005," said Mark N. Sirangelo, SpaceDev's new chief executive officer. "I am honored to have joined such an innovative and ground-breaking company. Recently, SpaceDev completed the acquisition of Starsys Research Corporation, closed on a $5.2 million equity financing to be used for the Starsys acquisition and for growth capital, and was awarded several new small contacts in 2005 and early 2006 for initial phases for its sophisticated micro- and nano-satellites and hybrid rocket motor propulsion systems."

Additionally, Mr. Sirangelo reported, the Company introduced, in 2005, a low-cost modular micro-satellite, called the SpaceDev Mission Xcelerator(TM) Solution, which offers high performance at a low cost per pound. The package includes a SpaceDev MMB-100 satellite bus, payload integration services, a launch and one year of technical support, all for less than $20 million in less than 20 months. SpaceDev also introduced a unique concept for the SpaceDev
Dream Chaser(TM) vehicle, a six-passenger human space transport system. The system is designed to meet the needs of the emerging commercial space tourism market, as well as NASA's need for routine, safe and affordable crew and cargo access to the International Space Station.

Net income for the year ended December 31, 2005 was approximately $501,000, or $0.02 per share, compared to a loss of approximately $3,027,000, or $0.16 per share, for 2004. The increase was primarily due to the non-recurrence in 2005 of 2004's non-cash interest expense of approximately $3,254,000, which was related to the Company's revolving credit facility with Laurus Master Fund, Ltd.



                                     PAGE


Income from operations was approximately $312,000 for the year ended December 31, 2005, compared to approximately $144,000 for 2004. During the year ended December 31, 2005, EBITDA increased to approximately $503,000, or 5.6% of revenue, compared to an EBITDA of approximately $228,000, or 4.7% of revenue, for 2004. EBITDA is a non-GAAP measure defined as GAAP net income before net interest income (expense), taxes, depreciation and amortization.

Interest expense, including non-cash interest expense, is not included in the calculation of EBITDA. The Company has substantially reduced its non-cash charges from financing activities in 2005 but may continue to incur charges related to stock and stock-based compensation to employees and others, as required under FAS No. 123R, or related to the exercise of warrants under previous debt financings.

The following table reconciles EBITDA to net income (loss) for the years ended December 31, 2005 and 2004:



FOR THE YEAR ENDED. . . . . . . . . .  DECEMBER 31, 2005    December 31, 2004

NET INCOME (LOSS) . . . . . . . . . .  $          501,264   $       (3,027,054)
-------------------------------------  -------------------  -------------------

Interest Income . . . . . . . . . . .            (105,840)             (19,497)
Interest Expense. . . . . . . . . . .               2,873               52,077
Amortization of Gain on Building Sale            (117,272)            (117,272)
 Loan Fee - Equity Conversion . . . .              28,875            3,254,430
Provision for income taxes. . . . . .               1,600                1,600
Depreciation and Amortization . . . .             191,978               83,531
-------------------------------------  -------------------  -------------------
EBITDA. . . . . . . . . . . . . . . .  $          503,578   $          227,815
-------------------------------------  -------------------  -------------------

EBITDA is a non-GAAP financial measure and should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations).

Net cash provided by operating activities totaled approximately $397,000 for the year ended December 31, 2005, an increase of approximately $507,000 compared to about $110,000 used in operating activities during 2004. The improvement in cash from operating activities resulted from the Company's performance under government contracts.

SpaceDev's President and chief financial officer, Richard B. Slansky said, "During 2005, in an effort to further grow our Company and create value for our stockholders, we began to focus our attention on creating a larger engineering and technical staff to support the growing need for our technology, products and services. Our recent merger with Starsys, we believe, will add critical mass to SpaceDev by increasing not only our revenues but also our ability to compete for and successfully execute on larger programs and projects. We believe the merger will also prove advantageous to our stockholders, be accretive and help position us as a viable competitor in the mid-sized aerospace marketplace."



                                     PAGE


YEAR-END  CONFERENCE  CALL  DETAILS

SpaceDev will host a conference call March 29, 2006 at 11:00 a.m. EST to discuss the year-end results. All those interested in hearing management's discussion are invited to join the call by dialing (877) 407-9205. International participants may access the call by dialing (201) 689-8054. Participants may also access a live webcast of the conference call through the Investor Relations section of SpaceDev's website, www.spacedev.com. A replay of the webcast will be available for 90 days.

For more information on SpaceDev, please review the Company's filings on the SEC EDGAR system at WWW.SEC.GOV or at WWW.SPACEDEV.COM.


NON-GAAP  FINANCIAL  MEASURES

This release contains disclosure of EBITDA, which is a non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The definition of EBITDA used to calculate the EBITDA figures presented above, while considered the most common definition used by investors and financial analysts, may not be comparable to similarly titled measures reported by other companies. The Company believes that EBITDA provides an important additional perspective on its operating results, its ability to service its long-term obligations, its ability to fund continuing growth, and its ability to continue as a going concern. The Company's management regularly evaluates its progress based on EBITDA. The Company believes that EBITDA, while providing useful information, should not be considered in isolation or as an alternative to other financial measures determined under GAAP, such as net income or loss (as an indicator of operating performance) or cash flow (as measure of liquidity).



ABOUT  SPACEDEV

SpaceDev  (OTCBB:  SPDV)  creates  and  sells  affordable  and  innovative space products and solutions to government and commercial enterprises. SpaceDev's innovations include the design, manufacture, marketing and operation of sophisticated micro- and nano-satellites, hybrid rocket-based orbital Maneuvering and orbital Transfer Vehicles as well as sub-orbital and orbital hybrid rocket-based propulsion systems for safe human space flight. In addition, Starsys Research Corporation was acquired by SpaceDev on January 31, 2006, was renamed  Starsys,  Inc.,  and  is  now  a  wholly-owned  subsidiary of SpaceDev.
Starsys is engaged in the design and manufacture of mechanical and electromechanical subsystems and components for spacecraft. Starsys' subsystems enable critical spacecraft functions such as pointing solar arrays and communication antennas and restraining, deploying and actuating of moving spacecraft components. For more information, visit www.spacedev.com.


                                     PAGE

                           ---------------------------

Except for the factual statements made herein, the information contained in this news release consists of forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism and satisfaction with current prospects, as well as words such as "believe," "intends," "expects," "plans," "anticipates" and variations thereof, identify forward-looking statements, although their absence does not mean that a statement is not forward looking. Forward-looking statements are based on the Company's current expectations. Such forward-looking statements are not guarantees of performance, and the Company's actual results could differ materially from the Company's current expectations based on many factors that are directly or indirectly related to the items discussed above. Factors directly related to the subject of this release that could cause or contribute to such differences include risks and uncertainties associated with: (i) the Company's acquisition of Starsys Research Corporation; (ii) the Company's ability to effectively integrate operations and effectively execute the combined business plan; (iii) any loss of a major customer or rescheduling or cancellation of customer orders; (iv) the uncertainties in the government budgeting process; (v) the combined company's ability to control costs and expenses; (vi) the possibility of further cost overruns on fixed-price contracts; and, (vii) the need for additional financing to support the combined business. Reference is also made to other factors set forth in the Company's periodic reports filed with the Securities and Exchange Commission, including "Management's Discussion and Analysis" and other sections of the Company's most current Annual Report on Form 10-KSB and Quarterly Reports on Form 10-QSB. These forward-looking statements speak only as of the date of this release, and the Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release.


                                     PAGE



                         SPACEDEV, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS



 December 31, . . . . .         2005        2004
-----------------------  -----------  ----------
 ASSETS

 CURRENT ASSETS
    Cash. . . . . . . .  $ 5,750,038  $5,068,601
    Accounts receivable    1,279,027     620,097
    Work in progress. .       21,340           -
    Note receivable . .    1,353,440           -
-----------------------  -----------  ----------
 Total Current Assets .    8,403,845   5,688,698

 FIXED ASSETS - Net . .    1,073,773     279,381

 OTHER ASSETS . . . . .    1,531,031     122,355
-----------------------  -----------  ----------
 TOTAL ASSETS . . . . .  $11,008,649  $6,090,434
-----------------------  -----------  ----------
-----------------------  -----------  ----------

Please reference the Company's Form 10-KSB to access the notes which are an integral part of the consolidated financial statements.


                                     PAGE


                         SPACEDEV, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

 December 31,. . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2005           2004
----------------------------------------------------------------------  -------------  -------------
 LIABILITIES AND STOCKHOLDERSEQUITY

 CURRENT LIABILITIES
    Current portion of notes payable . . . . . . . . . . . . . . . . .  $      9,457   $     36,670
    Current portion of capitalized lease obligations . . . . . . . . .         1,469          3,784
    Accounts payable and accrued expenses. . . . . . . . . . . . . . .     1,237,099        338,809
    Accrued payroll, vacation and related taxes. . . . . . . . . . . .       290,914        195,045
    Employee stock purchase plan . . . . . . . . . . . . . . . . . . .        29,375          9,332
    Deferred revenue . . . . . . . . . . . . . . . . . . . . . . . . .       153,440              -
    Other accrued liabilities. . . . . . . . . . . . . . . . . . . . .       487,005        207,262
----------------------------------------------------------------------  -------------  -------------
 TOTAL CURRENT LIABILITIES . . . . . . . . . . . . . . . . . . . . . .     2,208,759        790,902

 NOTES PAYABLE, LESS CURRENT MATURITIES. . . . . . . . . . . . . . . .             -          9,457

 CAPITALIZED LEASE OBLIGATIONS, LESS CURRENT MATURITIES. . . . . . . .             -          1,469

 DEFERRED GAIN - ASSETS HELD FOR SALE. . . . . . . . . . . . . . . . .       830,677        947,949

 DEFERRED REVENUE. . . . . . . . . . . . . . . . . . . . . . . . . . .             -          5,000
----------------------------------------------------------------------  -------------  -------------
 TOTAL LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . .     3,039,436      1,754,777

 COMMITMENTS AND CONTINGENCIES

 STOCKHOLDERSEQUITY
    Convertible preferred stock, $.001 par value, 10,000,000 shares authorized, and 248,460 and 250,000 shares issued and outstanding,
    respectively . . . . . . . . . . . . . . . . . . . . . . . . . . .           248            250
    Common stock, $.0001 par value; 50,000,000 shares authorized, and
    24,606,275 and 21,153,660 shares issued and outstanding,
    respectively . . . . . . . . . . . . . . . . . . . . . . . . . . .         2,460          2,114
    Additional paid-in capital . . . . . . . . . . . . . . . . . . . .    22,541,994     18,739,090
    Additional paid-in capital - stock options . . . . . . . . . . . .             -        750,000
    Deferred compensation. . . . . . . . . . . . . . . . . . . . . . .             -       (250,000)
    Accumulated deficit. . . . . . . . . . . . . . . . . . . . . . . .   (14,575,489)   (14,905,797)
----------------------------------------------------------------------  -------------  -------------
 TOTAL STOCKHOLDERS' EQUITY. . . . . . . . . . . . . . . . . . . . . .     7,969,213      4,335,657
----------------------------------------------------------------------  -------------  -------------
 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY. . . . . . . . . . . . . .  $ 11,008,649   $  6,090,434
----------------------------------------------------------------------  -------------  -------------
----------------------------------------------------------------------  -------------  -------------


Please reference the Company's Form 10-KSB to access the notes which are an integral part of the consolidated financial statements.

                                     PAGE



                         SPACEDEV, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS


 Years Ended December 31, . . . . . . . . . . . . . . .         2005              %         2004         %
-------------------------------------------------------  ------------  ------------  ------------  -------
 NET SALES. . . . . . . . . . . . . . . . . . . . . . .  $ 9,005,011        100.00%  $ 4,890,743   100.00%
-------------------------------------------------------  ------------  ------------  ------------  -------
 COST OF SALES. . . . . . . . . . . . . . . . . . . . .    6,905,902         76.69%    3,820,683    78.12%
-------------------------------------------------------  ------------  ------------  ------------  -------
 GROSS MARGIN . . . . . . . . . . . . . . . . . . . . .    2,099,109         23.31%    1,070,060    21.88%

 OPERATING EXPENSES
    Marketing and sales expense . . . . . . . . . . . .      673,636          7.48%      418,831     8.56%
    General and administrative. . . . . . . . . . . . .    1,113,973         12.37%      506,944    10.37%
-------------------------------------------------------  ------------  ------------  ------------  -------
 TOTAL OPERATING EXPENSES . . . . . . . . . . . . . . .    1,787,609         19.85%      925,775    18.93%
-------------------------------------------------------  ------------  ------------  ------------  -------
 INCOME FROM OPERATIONS . . . . . . . . . . . . . . . .      311,500          3.46%      144,285     2.95%
-------------------------------------------------------  ------------  ------------  ------------  -------
 NON-OPERATING (INCOME)/EXPENSE
    Interest income . . . . . . . . . . . . . . . . . .     (105,840)        -1.18%      (19,497)   -0.40%
    Interest expense. . . . . . . . . . . . . . . . . .        2,873          0.03%       52,077     1.06%
    Gain on building sale . . . . . . . . . . . . . . .     (117,272)        -1.30%     (117,272)   -2.40%
    Loan fee - equity compensation. . . . . . . . . . .       28,875          0.32%    3,254,430    66.54%
-------------------------------------------------------  ------------  ------------  ------------  -------
 TOTAL NON-OPERATING (INCOME)/EXPENSE . . . . . . . . .     (191,364)        -2.13%    3,169,739    64.81%
-------------------------------------------------------  ------------  ------------  ------------  -------
 INCOME (LOSS) BEFORE INCOME TAXES. . . . . . . . . . .      502,864          5.58%   (3,025,454)  -61.86%
 Income tax provision . . . . . . . . . . . . . . . . .        1,600          0.02%        1,600     0.03%
-------------------------------------------------------  ------------  ------------  ------------  -------
 NET INCOME/(LOSS). . . . . . . . . . . . . . . . . . .  $   501,264          5.57%  $(3,027,054)  -61.89%
-------------------------------------------------------  ------------  ------------  ------------  -------
 NET INCOME/(LOSS) PER SHARE:
      Net income/(loss) . . . . . . . . . . . . . . . .  $      0.02                 $     (0.16)
-------------------------------------------------------  ------------                ------------
      Weighted-Average Shares Outstanding . . . . . . .   22,270,997                  18,610,141

 FULLY DILUTED NET INCOME/(LOSS) PER SHARE:
      Net income/(loss) . . . . . . . . . . . . . . . .  $      0.02                 $     (0.16)
-------------------------------------------------------  ------------                ------------
     Fully Diluted Weighted-Average Shares Outstanding.   29,030,858                  18,610,141
-------------------------------------------------------  ------------                ------------
-------------------------------------------------------  ------------                ------------


Please reference the Company's Form 10-KSB to access the notes which are an integral part of the consolidated financial statements.

                                     PAGE

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